UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 17, 2019

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On December 20, 2019, GSE Systems, Inc. (the “Company”) announced that, on December 17, 2019, its board of directors (the “Board”) unanimously elected Kathryn O’Connor Gardner to serve on the Board as a Class III director with a term expiring at the 2022 Annual Meeting of Stockholders. Ms. Gardner was also appointed to the following standing committees: Audit Committee, Compensation Committee, and Nominating & Governance Committee.

Ms. Gardner is not a party to any arrangements pursuant to which she was selected as a director. Ms. Gardner has not been involved in any transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant. Ms. Gardner will receive the standard compensatory and other agreements and arrangements provided to other non-employee directors of the Company.

A copy of the press release announcing the election of Ms. Gardner to the Board and her Board committee appointments is being furnished with this Form 8-K as Exhibit 99.1.

(e) Compensatory Arrangements of Certain Officers

On December 20, 2019, the Company entered into certain Retention Agreements (the “Retention Agreements”) with Kyle J. Loudermilk, the Company’s Chief Executive Officer, and Emmett A. Pepe, the Company’s Chief Financial Officer. The Retention Agreements provide for payment of a cash bonus on July 1, 2020, so long as each officer remains employed by the Company and has not given notice of resignation or retirement as of that date. The bonus would also be made upon the occurrence of a Change of Control, as that term is defined in each such officer’s Employment Agreement (the earlier of such an occurrence or the July 1, 2020, date being the “Retention Date”). Under their respective Retention Agreements, on the Retention Date, Mr. Loudermilk would be entitled to a bonus in the amount of $100,000, and Mr. Pepe would be entitled to a bonus in the amount of $70,000. The amounts set forth above are separate and in addition to any amounts provided under each officer’s previously approved Employment Agreements, as amended.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

10.1 Retention Agreement, dated December 20, 2019, between Kyle J. Loudermilk and GSE Systems, Inc.

10.2 Retention Agreement, dated December 20, 2019, between Emmett A. Pepe and GSE Systems, Inc.

99.1 Press Release, dated December 20, 2019, announcing election of Kathryn O’Connor Gardner to the Board of Directors

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Daniel Pugh
Daniel Pugh
Secretary, Chief Legal and Risk Officer
December 20, 2019